Exhibit 99.1

AIRO GROUP Holdings, Inc. and Kernel Group Holdings, Inc. Announce effectiveness of registration statement; TRIPLE-DIGIT revenue GROWTH and $1.1B in evtol orders AS PORTFOLIO TAKES OFF

Farnborough Airshow, UK and AirVenture, Oshkosh, WI July 23, 2024: AIRO Group Holdings, Inc. (“AIRO”) a global mid-market aerospace and defense company, and Kernel Group Holdings, Inc. (NASDAQ: KRNLU, KRNL, KRNLW) (“Kernel”), are pleased to announce that the proxy/registration statement on Form S-4 filed by AIRO Group, Inc. with the U.S. Securities and Exchange Commission in connection with AIRO and Kernel’s business combination (the “Transaction”) was declared effective by the SEC on July 9, 2024, paving the path toward public listing on Nasdaq.

AIRO closed its 2023 books with triple-digit revenue growth over the same period a year earlier. The company’s revenue totaled over $43M in 2023, reflecting a substantial growth of 153% compared to the preceding year.

AIRO’s Electric Air Mobility division pushed into 2024 with considerable momentum, with orders for the company brand, Jaunt Journey, eVTOL totaling over $1.1B from notable operators such as BLADE India, Redwings, Flapper, MintAir, and more, as well as strong supplier partnerships that bolster the Journey’s certification efforts with Transport Canada. “With the SEC’s clearance we’ve set in motion the next phase of AIRO’s Electric Air Mobility division, the continued development, certification and distribution of the Jaunt Journey, its military, cargo and hybrid variants, and the infrastructure necessary to put quiet, safe, reliable eVTOL transportation firmly into the global market,” said Jaunt Air Mobility CEO / AIRO Group SVP and General Manager, Electric Air Mobility Division, Martin Peryea.

The Uncrewed Air Systems division saw unprecedented revenue growth of 637%, attaining nearly $28M in revenues during 2023, due in large part to its military drone equipment and services sales. According to AIRO’s CEO, Joe Burns, “The growth we’ve seen over the past year is merely the beginning - we expect to further accelerate and continue ramping up production capacity through 2024 and beyond. The demand for our systems is on a global ascent, serving as true force multipliers in challenging operational landscapes. Our passionate team is committed to Making the World Better from Above – safer, more secure, more accessible, and greener.”

“The strength of this company is its diversified portfolio of products and services,” said AIRO Chairman, Dr. Chirinjeev Kathuria. “Being cleared to go effective by the SEC is a big step for AIRO as we bring an ecosystem of aerospace and defense solutions to the markets where they’re needed most. Whether it’s drones and training programs for military and civilian missions, or the partnerships we’re forging with other industry leading companies, the team is committed to growing AIRO into what’s been missing from the marketplace - a publicly traded mid-market global company that’s nimble, diversified and committed to its clients, shareholders, and employees.”

“Kernel and AIRO have forged an important alliance, bringing the investment prowess of Kernel and the momentum of AIRO’s portfolio into the upcoming merger. The timing is amazing for the closing of the business combination.” said Kernel Chairman and CEO, Suren Ajjarapu. “AIRO’s sizeable backlog and triple-digit growth makes us very optimistic about our future together.”

For more detailed information, please see AIRO Group’s latest publicly filed presentation: https://www.sec.gov/Archives/edgar/data/1832950/000149315224021648/ex99-1.htm

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About AIRO

AIRO is a mid-market aerospace and defense company with offices in the US, Canada and the EU, focused on advanced aerospace and defense technology convergence. AIRO provides innovative, industry-leading products and services through the strength of its four synergistic divisions: Advanced Avionics, Electric Air Mobility, Uncrewed Air Systems, and Training. Well-known AIRO company brands include Jaunt Air Mobility, Sky-Watch, Aspen Avionics, and Coastal Defense. To learn more, visit: www.theairogroup.com

About Kernel (KRNL)

Kernel is a special purpose acquisition company formed for the purpose of effecting a merger, stock purchase or similar business combination with a business in the Commerce Enablement, Logistics Technologies, Marketplaces and Services space. The team is composed of seasoned executives with a unique combination of experiences in wholesale and retail, logistics, distribution, technology development and transformation. To learn more, visit: www.kernelspac.com

Media and investor contact: media@theairogroup.com / IR@theairogroup.com for Dan Johnson, AIRO, and Joe Burns, AIRO.

Additional Information and Where to Find It

For additional information on the proposed Transaction, see Kernel’s Current Report on Form 8-K, filed with the SEC on March 6, 2023. In connection with the Transaction, AIRO Group, Inc. filed with the SEC a registration statement on Form S-4, which includes a document that serves as a proxy statement of Kernel, relating to the proposed Transaction. This communication is not intended to be, and is not, a substitute for the proxy statement or any other document that Kernel or AIRO Group, Inc. has filed or may file with the SEC in connection with the proposed Transaction. Kernel’s shareholders and other interested persons are advised to read the preliminary proxy statement and the amendments thereto, the definitive proxy statement and documents incorporated by reference therein filed in connection with the proposed Transaction, as these materials will contain important information about AIRO Group, Inc., Kernel, AIRO, and the proposed Transaction. The definitive proxy statement/prospectus and other relevant materials for the proposed Transaction were mailed to shareholders of Kernel as of July 10, 2024 for voting on the proposed Transaction. Before making any voting or investment decision, investors and shareholders of Kernel are urged to carefully read the entire proxy statement and any other relevant documents filed with the SEC, as well as any amendments or supplements to these documents, because they contain important information about the proposed Transaction. Kernel investors and shareholders are able to obtain copies of the preliminary proxy statement/prospectus, the definitive proxy statement/prospectus, and other documents filed with the SEC that will be incorporated by reference therein, without charge, at the SEC’s website at www.sec.gov, or by directing a request to: Kernel Group Holdings, Inc., 515 Madison Avenue, Suite 8078, New York, NY 10022, Attention: Mr. Suren Ajjarapu.

Participants in the Solicitation

Kernel, AIRO, and their respective directors, executive officers, other members of management and employees may be deemed participants in the solicitation of proxies from Kernel’s shareholders with respect to the Transaction. Investors and security holders may obtain more detailed information regarding the names and interests in the Transaction of Kernels’ directors and officers in Kernel’s and AIRO Group, Inc.’s filings with the SEC, including the preliminary proxy statement/prospectus, the definitive proxy statement/prospectus, amendments and supplements thereto, and other documents filed with the SEC.

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No Offer or Solicitation

This press release is not a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed Transaction and will not constitute an offer to sell or the solicitation of an offer to buy any securities, nor will there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Forward-Looking Statements

This press release contains certain statements that are not historical facts and are forward-looking statements within the meaning of the federal securities laws with respect to the proposed Transaction between AIRO Group, Inc., Kernel and AIRO, including without limitation statements regarding the anticipated benefits of the proposed Transaction, the anticipated timing of the proposed Transaction, the implied enterprise value, future financial condition and performance of AIRO and the combined company after the closing and expected financial impacts of the proposed Transaction, the satisfaction of closing conditions to the proposed Transaction, the level of redemptions of Kernel’s public shareholders and the products and markets and expected future performance and market opportunities of AIRO. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “think,” “strategy,” “future,” “opportunity,” “potential,” “plan,” “seeks,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties.

These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many factors could cause actual future events to differ materially from the forward-looking statements in this communication, including but not limited to: (i) the risk that the proposed Transaction may not be completed in a timely manner or at all, which may adversely affect the price of Kernel’s securities; (ii) the risk that the proposed Transaction may not be completed by Kernel’s business combination deadline; (iii) the failure to satisfy the conditions to the consummation of the proposed Transaction, including the approval of the Agreement and Plan of Merger by the shareholders of Kernel, the satisfaction of the minimum cash at closing requirements and the receipt of certain governmental, regulatory and third party approvals; (iv) the occurrence of any event, change or other circumstance that could give rise to the termination of the Agreement and Plan of Merger; (v) the failure to achieve the minimum amount of cash available following any redemptions by Kernel’s shareholders; (vi) redemptions exceeding anticipated levels or the failure to meet The Nasdaq Capital Market’s initial listing standards in connection with the consummation of the proposed Transaction; (vii) the effect of the announcement or pendency of the proposed Transaction on AIRO’s business relationships, operating results, and business generally; (viii) risks that the proposed Transaction disrupts current plans and operations of AIRO; (ix) the outcome of any legal proceedings that may be instituted against AIRO or against Kernel related to the Agreement and Plan of Merger or the proposed Transaction; (x) changes in the markets in which AIRO competes, including with respect to its competitive landscape, technology evolution, or regulatory changes; (xi) changes in domestic and global general economic conditions; (xii) risk that AIRO may not be able to execute its growth strategies; (xiii) risks related to the ongoing COVID-19 pandemic and response, including supply chain disruptions; (xiv) risk that AIRO may not be able to develop and maintain effective internal controls; (xv) costs related to the proposed Transaction and the failure to realize anticipated benefits of the proposed Transaction or to realize estimated pro forma results and underlying assumptions, including with respect to estimated shareholder redemptions; (xvi) the ability to recognize the anticipated benefits of the proposed Transaction and to achieve its commercialization and development plans, and identify and realize additional opportunities, which may be affected by, among other things, competition, the ability of AIRO to grow and manage growth economically and hire and retain key employees; (xvii) the risk that AIRO may fail to keep pace with rapid technological developments to provide new and innovative products and services or make substantial investments in unsuccessful new products and services; (xviii) the risk that AIRO will need to raise additional capital to execute its business plan, which may not be available on acceptable terms or at all; (xix) the risk that AIRO, post-combination, experiences difficulties in managing its growth and expanding operations; (xx) the risk of product liability or regulatory lawsuits or proceedings relating to AIRO’s business; (xxi) the risk of cyber security or foreign exchange losses; (xxii) the risk that AIRO is unable to secure or protect its intellectual property; and (xxiii) those factors discussed in AIRO Group, Inc.’s filings with the SEC and that that will be contained in the proxy statement/prospectus relating to the proposed Transaction.

The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that will be described in the “Risk Factors” section of the preliminary proxy statement/prospectus and the amendments thereto, the definitive proxy statement, and other documents to be filed by AIRO Group, Inc. from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and while AIRO Group, Inc., AIRO and Kernel may elect to update these forward-looking statements at some point in the future, they assume no obligation to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. Neither AIRO Group, Inc., AIRO nor Kernel gives any assurance that AIRO Group, Inc., AIRO or Kernel will achieve its expectations. These forward-looking statements should not be relied upon as representing AIRO Group, Inc.’s, Kernel’s or AIRO’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Contact

hd@kernelcap.com

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